POWER OF ATTORNEY

     Know all by these presents, that I, Greg A. Walker, hereby constitute and appoint each of Edythe C. Katz and Sharon J. Fetherhuff, or either of them signing singly, and with full power of substitution, my true and lawful attorney-in-fact to:

     (1) execute for and on my behalf, in my capacity as an officer and/or director of Foundation Coal Holdings, Inc. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

     (2) do and perform any and all acts for and on my behalf which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and

     (3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be to my benefit, in my best interest, or legally required by me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

     I hereby grant to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. I acknowledge that (i) I have granted this authority to each such attorney-in-fact solely to make it more convenient for me to comply with my reporting requirements under Section 16(a), (ii) my granting of this authority does not relieve me of any of my responsibilities to prepare and file on a timely basis all reports that I may be required to file under Section 16(a), and
(iii) neither the Company nor any of the attorneys-in-fact has assumed, or shall be deemed to assume, any of my responsibilities in that regard.

     This Power of Attorney shall remain in full force and effect until I am no longer required to file Forms 3, 4, and 5 with respect to my holdings of and transactions in securities issued by the Company, unless earlier revoked by me in a signed writing delivered to the foregoing attorneys-in-fact.

     IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed as of this 1st day of December, 2004.



                                       /s/ Greg A. Walker
                                       -------------------------------------
                                       Greg A. Walker